     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH __, 2003

                                            REGISTRATION NO.: 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                  _____________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  _____________


                           MILITARY RESALE GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                      NEW YORK                                  11-2665282
         (State or Other Jurisdiction of                    (I.R.S. Employer
        Incorporation or Organization)                    Identification No.)

             2180 EXECUTIVE CIRCLE
           COLORADO SPRINGS, COLORADO                            80906
       (Address of Principal Executive Offices)                (Zip Code)


                          BUSINESS CONSULTING AGREEMENT
                            (Full Title of the Plan)

                                 ETHAN D. HOKIT
                                    PRESIDENT
                           MILITARY RESALE GROUP, INC.
                              2180 EXECUTIVE CIRCLE
                        COLORADO SPRINGS, COLORADO 80906
                     (Name and Address of Agent for Service)

                                 (719) 391-4564
          (Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:

                              ERIC M. HELLIGE, ESQ.
                        PRYOR CASHMAN SHERMAN & FLYNN LLP
                                 410 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 421-4100


                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                 Proposed     Proposed
                                                 Maximum     Maximum
                                                 Offering     Aggregate
  Title of Each Class of           Amount to     Price Per     Offering     Amount of
Securities to be Registered      be Registered*   Share**       Price     Registration Fee
------------------------------------------------------------------------------------------
Common Stock, $.0001 par value    900,000 Shares     $0.27     $243,000.00     $22.36

________________

     *    All  the  securities  registered  hereby  are issuable under the Plan.

     ** Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act of 1933, upon the basis of the closing price per share of the Registrant's common stock as reported on the Over the Counter Bulletin Board on March 10, 2003.

                                     PART I

                  INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

ITEM 1.     PLAN INFORMATION.*


ITEM 2.     REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     * The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, and all documents subsequently filed by Military Resale Group, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

     (1) The description of the Company's common stock contained in the Company's Registration Statement on Form 10SB12G filed with the Commission on June 22, 1999, including any amendment or report filed for the purpose of updating such information;

     (2) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, as amended by an Annual Report on Form 10-KSB/A filed on November 5, 2002;

     (3) the Company's Quarterly Reports on Form 10-QSB, as amended, for the fiscal quarters ended March 31, 2002, June 30, 2002 (each as amended by Quarterly Reports on Form 10-QSB/A filed on November 5, 2002) and September 30, 2002;

     (4) the Company's Current Report on Form 8-K (file no. 00-26463) filed on February 25, 2002, as amended by a Current Report on Form 8-K/A filed on February 28, 2002;

     (5) the Company's Current Report on Form 8-K (file no. 00-26463) filed on August 15, 2002;

     (6) the Company's Current Report on Form 8-K (file no. 000-26463) filed on November 15, 2002;

     (7) the Company's Current Report on Form 8-K (file no. 000-26463) filed on November 18, 2002;

     (8) the Company's Current Report on Form 8-K (file no. 000-26463) filed on December 12, 2002; and

     (9) the Company's Current Report on Form 8-K (file no. 000-26463) filed on February 27, 2003, as amended by a Current Report on Form 8-K/A filed on March 18, 2003.


ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
=====================================================

     Reference is made to Sections 721 through 725 of the Business Corporation Law of the State of New York (the "NYBCL"), which provides for indemnification of directors and officers of New York corporations under certain circumstances.

     Section 722 of the NYBCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation, a "derivation action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 721 of the NYBCL provides that Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, disinterested director vote, shareholder vote, agreement or otherwise.

     Article 7 of our Restated Certificate of Incorporation requires us to indemnify our officers and directors to the fullest extent permitted under the NYBCL. Furthermore, Article XII of our Amended and Restated By-laws provides that we may, to the full extent permitted and in the manner required by the laws of the State of New York, indemnify any officer or director (and the heirs and legal representatives of any such person) made, or threatened to be made, a party in an action or proceeding (including, without limitation, one by us or in our right to procure a judgment in our favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which of our directors or officers served in any capacity at our request, by reason of the fact that such director or officer, or such director's or officer's testator or intestate, was a director or officer of ours or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity.

     Section 402(b) of the NYBCL provides that a corporation's certificate of incorporation may include a provision that eliminates or limits the personal liability of the corporation's directors to the corporation or its shareholders for damages for any breach of a director's duty, provided that such provision does not eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which the director was not legally entitled or that the director's acts violated Section 719 of the NYBCL, or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the NYBCL. Article 7 of our Restated Certificate of Incorporation provides that none of our directors shall be liable to us or our shareholders for any breach of duty in such capacity except for liability in the event a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained, in fact, a financial profit or other advantage to which he or she was not legally entitled or that such director's acts violated
Section  719,  or  its  successor,  of  the  NYBCL.

     Any amendment to or repeal of our Restated Certificate of Incorporation or by-laws shall not adversely affect any right or protection of any of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

             Not  applicable


ITEM 8.     EXHIBITS.

Exhibit
-------
No.      Description
--       -----------

4.1 Business Consulting Agreement dated as of March 10, 2003 by and between the Company and Martin Nielson.

5.1 Opinion of Pryor Cashman Sherman & Flynn LLP (regarding validity of common stock being registered).

23.1 Consent of Pryor Cashman Sherman & Flynn LLP (included in its opinion filed as Exhibit 5.1).

23.2 Consent  of  Michael  Johnson  &  Co.,  LLC.

ITEM 9.     UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Colorado Springs, Colorado on this 21st day of March 2003.

                              MILITARY RESALE GROUP, INC.


                              By:  /s/  Ethan  D.  Hokit
                              --------------------
                              Name:  Ethan  D.  Hokit
                              Title:  President  and  Chief  Operating  Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ethan D. Hokit or Edward T. Whelan or any one of them, his or her attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or a registration statement prepared in accordance with Rule 462 of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                     Title                                          Date
---------------------              ---------                                       ------

/s/ Edward T. Whelan        Chairman of the Board and Chief Executive Officer     March 21, 2003
--------------------       (Principle Executive Officer)

/s/ Ethan D. Hokit          President, Chief Operating Officer and Director       March 21, 2003
------------------         (Principle Accounting Officer)

/s/Richard H. Tanenbaum     Director                                              March 21, 2003
-----------------------

